                          SECURITIES PURCHASE AGREEMENT



                                 by and between

                                  iVILLAGE INC.

                                       and

                           HEARST COMMUNICATIONS, INC.


                          Dated as of February 5, 2001

                               TABLE OF CONTENTS


                                                                                                                Page

                          SECURITIES PURCHASE AGREEMENT

RECITALS:........................................................................................................1

ARTICLE 1.  ISSUANCE AND PURCHASE OF SECURITIES..................................................................1

         1.1      Purchase of Securities.........................................................................1

         1.3      Closing Matters................................................................................2

         1.3      Legend.........................................................................................3

ARTICLE 2.  CONDITIONS TO CLOSING................................................................................4

         2.1      Conditions to Each Party's Obligations.........................................................4

         2.2      Conditions to Investor's Obligations...........................................................4

         2.3      Conditions to the Company's Obligations........................................................5

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................5

         3.1      Organization and Standing......................................................................5

         3.2      Authority for Agreement........................................................................6

         3.3      No Conflict....................................................................................6

         3.4      Required Filings and Consents..................................................................6

         3.5      Compliance.....................................................................................6

         3.6      Capitalization.................................................................................7

         3.7      Litigation.....................................................................................7

         3.8      Subsidiaries...................................................................................8

         3.9      Company Reports; Company Financial Statements..................................................8

         3.10     Absence of Certain Changes or Events...........................................................9

         3.11     Intellectual Property..........................................................................9

         3.12     Brokers.......................................................................................11

         3.13     Taxes.........................................................................................11

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF INVESTOR..........................................................11

         4.1      Corporate Status..............................................................................11

         4.2      Power and Authority...........................................................................12

         4.3      Non-Contravention.............................................................................12

         4.4      Consents and Approvals........................................................................12

         4.5      Investment Intent.............................................................................12

         4.6      Accredited Investor Status....................................................................13

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                Page
         4.7      Brokers and Finders...........................................................................13

         4.8      Acquisition of Voting Securities..............................................................13

         4.9      Access to Funds...............................................................................13

         4.10     Reliance on Company SEC Reports...............................................................13

ARTICLE 5.  CERTAIN COVENANTS...................................................................................14

         5.1      Other Approvals...............................................................................14

         5.2      Public Announcements..........................................................................14

         5.3      Further Assurances............................................................................14

         5.4      Cooperation...................................................................................15

ARTICLE 6.  RESTRICTIONS ON TRANSFER............................................................................15

         6.1      Restricted Securities.........................................................................15

         6.2      Additional Transfer Restrictions..............................................................15

         6.3      Compliance with Transfer Restrictions.........................................................15

ARTICLE 7.  TERMINATION.........................................................................................15

         7.1      Termination...................................................................................15

         7.2.     Effect of Termination.........................................................................16

ARTICLE 8.  DEFINITIONS.........................................................................................16

         8.1      Defined Terms.................................................................................16

         8.2      Other Definitional Provisions.................................................................21

ARTICLE 9.  MISCELLANEOUS.......................................................................................21

         9.1      Notices.......................................................................................21

         9.2      Expenses......................................................................................22

         9.3      Benefits; Assignment..........................................................................22

         9.4      Entire Agreement; Amendment and Waiver........................................................22

         9.5      Headings......................................................................................23

         9.6      Governing Law.................................................................................23

         9.7      Remedies......................................................................................23

         9.8      Severability..................................................................................23

         9.9      Counterparts..................................................................................23

         9.10     Specific Performance..........................................................................23

         9.11     Survival......................................................................................23

ARTICLE 10.  INDEMNIFICATION....................................................................................23

         10.1     Indemnification of Investor...................................................................23

         10.2     Indemnification of the Company................................................................24

         10.3     Notice........................................................................................24

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                Page

         10.4     Defense of Claims.............................................................................24

ARTICLE 11.  RIGHTS OFFERING....................................................................................24

         11.1     Company's Agreement to Conduct Rights Offering................................................24

         11.2     Expenses of the Rights Offering...............................................................25

         11.3     Limitation on Rights Offering.................................................................25


                          SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of February 5, 2001, by and between iVillage Inc., a Delaware corporation (the "Company"), and Hearst Communications, Inc., a Delaware corporation ("Investor").

                  Unless the context otherwise requires, terms capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article 8.

                                    RECITALS:

         WHEREAS, the Company, Woman.com Networks, Inc., a Delaware corporation ("WNI"), and Stanhope Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, have entered into an Agreement and Plan of Merger dated as of the date of this Agreement;

         WHEREAS, the execution of this Agreement by Investor is a condition to the obligation of the Company to effect the Merger;

         WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), and warrants to purchase Common Stock, on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, in connection with the Merger, but subject to compliance with applicable securities laws, the Company intends to offer to all stockholders of WNI pursuant to a registered rights offering the opportunity to purchase their pro rata portion (based on their ownership of WNI's outstanding shares) of the Shares (as defined below) and the Warrant (as defined below) (the "Rights Offering");

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 ARTICLE 1. ISSUANCE AND PURCHASE OF SECURITIES

         1.1 Purchase of Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company on the Closing Date, 9,324,000 shares of Common Stock (the "Shares") and a warrant, substantially in the form of Exhibit A attached hereto (the "Warrant") exercisable for up to 2,100,000 shares of Common Stock (the "Warrant Shares"), for an aggregate purchase price of $20.0 million (the "Purchase Price"). The number of Shares will be adjusted appropriately to reflect any stock split or combination, stock dividend or other adjustment to Common Stock occurring between the date hereof and the Closing Date. The Warrant shall have a per share exercise price of $0.01 (subject to adjustment as provided in the Warrant) and shall only be exercisable during the period commencing on the Closing Date and ending on December 31, 2004 and only if the Average Closing Price of the Common Stock exceeds $3.75 per share (adjusted for stock splits, stock dividends or other adjustments to Common Stock) and the other conditions set forth in the Warrant have been satisfied. In addition to the adjustments provided for in the Warrant, the number of Warrant Shares will be adjusted appropriately to reflect any stock split or combination, stock dividend or other adjustment to Common Stock occurring between the date hereof and the Closing Date.

         1.2      Adjustment to Number of Shares and Amount of Purchase Price.

                  (a) Notwithstanding the provisions of Section 1.1, the number of Shares to be purchased by Investor pursuant to this Agreement and the Purchase Price shall be increased if Investor is required to purchase, or elects to purchase, additional shares of Common Stock pursuant to the provisions of
Schedule 7.2(g) of the Agreement and Plan of Merger. In such event, then, for all purposes of this Agreement, such additional shares shall be deemed to be "Shares" and the term "Purchase Price" shall include, and be increased by, the amount of the additional investment made by Investor as required or permitted by
Schedule 7.2(g) of the Agreement and Plan of Merger.

                  (b) The number of Shares and the number of Warrant Shares set forth in Section 1.1 assumes that none of WNI's stockholders participate in the Rights Offering to be conducted by the Company in accordance with Article 11. In the event WNI stockholders do participate in the Rights Offering, (i) the number of Shares and the number of Warrant Shares shall be reduced, on a one-for-one basis, by the number of Shares and Warrant Shares purchased by WNI's stockholders (other than Investor) in the Rights Offering and (ii) the Purchase Price shall be reduced by the amount received by the Company from WNI's stockholders (other than Investor) pursuant to the Rights Offering.

         1.3      Closing Matters.

                  (a) Closing. Unless this Agreement has been terminated in accordance with Article 7, and subject to the satisfaction or waiver of the conditions set forth in 00000Article 2, the closing of the Transaction (the "Closing") will occur simultaneously with the closing of the Merger and the transactions contemplated by the Agreement and Plan of Merger (the "Merger Closing"). If the conditions set forth in Article 2 are not satisfied or waived prior to the Merger Closing, then the Closing will occur as soon as practicable after such conditions are so satisfied or waived, unless this Agreement is terminated pursuant to Article 7. The Closing shall be held at 10:00 a.m., local time, at the offices of Orrick, Herrington & Sutcliffe LLP, located at 666 Fifth Avenue, New York, NY 10103. At the Closing:

                           (i) Investor will pay, by wire transfer of
                  immediately available funds to an account designated in writing by the Company, the Purchase Price;

                           (ii) each party will execute the Transaction
                  Documents;

                           (iii) each party will execute and deliver such
                  agreements or other documents as may be necessary to evidence the satisfaction or, if applicable, the waiver of any conditions to Closing set forth in Article 2;

                           (iv) the Company will deliver to Investor a copy of
                  its letter to the Transfer Agent, irrevocably instructing the Transfer Agent to, within three Business Days from the Closing Date, issue a certificate or certificates to Investor representing the Shares and deliver the same to Investor at the address designated by Investor;

                           (v) the Company will deliver the Warrant, duly
                  executed by the Company, to Investor; and

                           (vi) each party will execute and deliver to the
                  other:

                                             (A) A certificate from its
                                    secretary or assistant secretary, certifying as to (1) the incumbency of any officer(s) signing this Agreement and the other Transaction Documents and any other agreements, instruments or documents executed and delivered by such party at the Closing, (2) such party's charter documents and by-laws and (3) all corporate resolutions or actions authorizing the execution, delivery or performance of this Agreement and the other Transaction Documents and any other agreements, instruments or documents executed and delivered by such party at the Closing; and

                                             (B) The officer's certificate
                                    described in Section 2.2(a), in the case of the Company, or Section 2.3(a), in the case of Investor.

         1.3 Legend. Each certificate representing any of the Securities will bear the following legend, together with any and all other legends as may be required under applicable law (and the Company may issue appropriate corresponding stop transfer instructions to the Transfer Agent):

         The securities represented by this certificate or instrument have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement under the Act or such laws or an opinion of counsel reasonably satisfactory to the Company that such a registration is not required under the Act or such laws and the rules and regulations promulgated thereunder.

         The securities represented by this certificate or instrument are subject to certain restrictions on transfer as set forth in a Securities Purchase Agreement, dated as of February 5, 2001, and a Stockholder Agreement, dated as of [insert date of the Closing], copies of which are on file at the principal executive offices of the Company. Any registration or transfer of such securities on the books of the Company will be subject to compliance with such restrictions.

                        ARTICLE 2. CONDITIONS TO CLOSING.

         2.1 Conditions to Each Party's Obligations. The obligations of each party to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the parties:

                  (a) No Order. The absence of any pending Order of any Governmental Entity prohibiting, enjoining or otherwise restraining the consummation of the Transaction or the performance of any party's obligations hereunder or under any other agreement to be entered into by the parties in connection with the consummation of the Transaction.

                  (b) Approvals. All necessary Authorizations will have been obtained from the appropriate Governmental Entity.

                  (c) Merger. The Merger shall have become effective, as provided by Section 2.2 of the Agreement and Plan of Merger.

         2.2 Conditions to Investor's Obligations. Investor's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by Investor:

                  (a) Representations and Warranties True. The representations and warranties of the Company in this Agreement will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time, except for (i) changes resulting from the consummation of the Transaction, the sale of the Securities or the Merger, (ii) changes or events that do not have a Material Adverse Effect, and (iii) representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of such other date). The Company will deliver an officer's certificate, dated the Closing Date, confirming that the conditions set forth in this Section 2.2(a), Section 2.2(b), Section 2.2(c) and Section 2.2(d) are, except as provided for above, satisfied on the Closing Date.

                  (b) Increase in Size of Board of Directors. Subject to the consummation of the Transaction, (i) the Company's Board of Directors shall have been increased to ten (10) members and (ii) the Board appointments described in
Section 3.2(a) of the Stockholder Agreement shall have been made.

                  (c) Transaction Documents. The Company shall have executed the Transaction Documents and delivered executed originals thereof to Investor.

                  (d) Performance. The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (e) Opinion of Company Counsel. Investor shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, dated as of the Closing Date, substantially to the effect that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction, (iii) the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the Transaction, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transaction, (iv) this Agreement has been duly executed and delivered by the Company, and (v) upon issuance and sale to Investor in accordance with the terms of this Agreement, the Shares will be, and upon issuance to Investor of the Warrant Shares in accordance with the terms of this Agreement and the Warrant, the Warrant Shares will be, duly authorized, validly issued, fully paid and non-assessable.

         2.3 Conditions to the Company's Obligations. The Company's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Company:

                  (a) Representations and Warranties True. The representations and warranties of Investor in this Agreement will have been true in all material respects when made and will be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time. Investor shall deliver a certificate of its officers or other authorized representatives dated the Closing Date confirming that the conditions set forth in this Section 2.3(a), Section 2.3(b), Section 2.3(c) and
Section 2.3(d) are satisfied on the Closing Date.

                  (b) Transaction Documents. Investor shall have executed the Transaction Documents and delivered executed originals thereof to the Company.

                  (c) Rights Offering Expenses. Investor shall have reimbursed the Company, to the extent required by Section 11.2, for all Rights Offering Expenses incurred as of the Closing Date.

                  (d) Performance. Investor shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

            ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Except as disclosed in the Schedule of Exceptions attached to this Agreement (the "Schedule of Exceptions"), the Company hereby represents and warrants to Investor that:

         3.1 Organization and Standing. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. The Company has furnished or made available to Investor true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect, and the Company is not in violation of any provision therein.

         3.2 Authority for Agreement. Except for receipt of the approval of the Company's stockholders, the Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the Transaction, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company (other than the receipt of stockholder approval) are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transaction. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium, and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equitable powers).

         3.3 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company's Certificate of Incorporation or Bylaws, (ii) subject to
Section 3.4, conflict with or violate any Law applicable to the Company or by which any material property or asset of the Company is bound or affected, or
(iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         3.4 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or "blue sky" laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Material Adverse Effect.

         3.5 Compliance. Except as disclosed in the Company Reports filed by the Company with the SEC on or prior to the date of this Agreement, as of the date of this Agreement, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, writ, injunction, license or permit of any Governmental Entity, except for violations which have not had, and could not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company threatened, in each case other than those the outcome of which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         3.6 Capitalization. The authorized capital stock of the Company consists of 65,000,000 shares of Common Stock and 5,000,000 shares of the Company's preferred stock. As of the date hereof, there were, (i) 29,706,770 shares of Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 35,293,230 shares of Common Stock held in the treasury of the Company and (iii) 8,055,049 Company Stock Options outstanding pursuant to the Company's stock plans (excluding Company Stock Options issued pursuant to the Family Point, Inc. Stock Option
Plan), each such option entitling the holder thereof to purchase one share of Common Stock, and 1,597,056 shares of Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Stock Options and
(iv) no shares of the Company's
preferred stock were issued and outstanding. The Schedule of Exceptions sets forth the aggregate amount of the outstanding Company Stock Options outstanding under each of the Company's Stock Plans as of the date of this Agreement. Except as set forth above or in the Schedule of Exceptions, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Schedule of Exceptions, as of the date of this Agreement there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person in excess of $1,000,000. As of the date hereof and except as contemplated by this Agreement and the Stockholder Agreement, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of stock of the Company. Upon issuance and sale to the Investor in accordance with the terms of this Agreement, the Shares will be, and upon issuance to Investor of the Warrant Shares in accordance with the terms of this Agreement and the Warrant, the Warrant Shares will be, duly authorized, validly issued, fully paid and non-assessable and free and clear of any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, encroachment or other encumbrance of any kind (each a "Lien"), other than Liens resulting from actions of Investor, except as provided in this Agreement or the Stockholder Agreement.

         3.7 Litigation. Except as set forth in the Schedule of Exceptions, there is no claim, suit, action, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against the Company or any of its Subsidiaries, either individually or in the aggregate, which has had, or could be reasonably expected to have, a Material Adverse Effect.

         3.8 Subsidiaries.

                  (a) The Schedule of Exceptions sets forth the name and state or jurisdiction of incorporation of each of its Subsidiaries. Each of such Subsidiaries (i) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not have, individually or in the aggregate, a Material Adverse Effect. The Company has furnished or made available to the Company true and complete copies of the certificate of incorporation, bylaws or comparable organizational documents of each of its Subsidiaries, each as amended to date. Such organizational documents are in full force and effect, and no such Subsidiary is in violation of any provision therein.

                  (b) The Company owns beneficially, directly or indirectly, all of the issued and outstanding capital stock or other securities of each such Subsidiary and, except as set forth in the Schedule of Exceptions, does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock or other securities of each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable (or the foreign equivalent for foreign Subsidiaries) and each such share or other equity interest owned by the Company or one of its Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

         3.9 Company Reports; Company Financial Statements.

                  (a) The Company has filed all Company Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) All of the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (c) Except as set forth in the Schedule of Exceptions, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at September 30, 2000, including the notes thereto, (ii) liabilities disclosed in the Company Reports, (iii) liabilities incurred on behalf of the Company under this Agreement, the other Transaction Documents, the Agreement and Plan of Merger and the contemplated Merger, and
(iv) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2000, none of which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                      (d) Except as set forth in the Schedule of Exceptions, the Company has heretofore furnished or made available to Investor a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

         3.10 Absence of Certain Changes or Events. Except as set forth in the Schedule of Exceptions and the Company Reports and except for the transactions contemplated by this Agreement, the other Transaction Documents and the Agreement and Plan of Merger, since September 30, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change or event having, or that could reasonably be expected to have, a Material Adverse Effect, (ii) any split, combination or reclassification of any of the Company's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iii) except insofar as may have been disclosed in the Company Reports or required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any subsidiary, materially affecting its assets, liabilities or business, or (iv) except insofar as may have been reasonably disclosed in the Company Reports, any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         3.11 Intellectual Property.

                  (a) The Schedule of Exceptions sets forth a true and correct list of all Intellectual Property owned by the Company or its Subsidiaries that is the subject of registration, issuance or an application for registration and the jurisdictions where each is registered, issued or applied for and any such registration, filing and issuance remains in full force and effect as of the date of this Agreement. The Company or a subsidiary of the Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application, issuance and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on the Schedule of Exceptions.

                  (b) The Company and its Subsidiaries have good and marketable title to or possesses adequate licenses or other valid rights to use all Intellectual Property (not just the Intellectual Property listed on the Schedule of Exceptions), free and clear of all liens and has paid all maintenance fees, renewals or expenses, if any, related to such Intellectual Property.

To the best knowledge of the Company and its Subsidiaries, neither the use of such Intellectual Property nor the conduct of the Company and its Subsidiaries in accordance with their businesses as presently conducted, misappropriates, infringes upon or conflicts with any patent, copyright, trade name, trade secret, trademark or other intellectual property rights of any third party. Except as set forth on the Schedule of Exceptions, no party has filed a claim against, or threatened to file a claim against, or has provided a notice to, the Company or any of its Subsidiaries alleging that either the Company or any of its Subsidiaries has violated, infringed on or otherwise improperly used the intellectual property rights of such party and, to the best knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has violated or infringed any patent, trademark, trade name, service mark, service name, copyright, trade secret or other intellectual property held by others. Except as set forth on the Schedule of Exceptions, the Company and its Subsidiaries do not believe that any other entity has violated, infringed on or otherwise improperly used any of the Intellectual Property owned by the Company or any of its Subsidiaries and the Company and its Subsidiaries have not filed a claim against, or threatened to file a claim against, and have not provided a notice to, any third party alleging any such violation, infringement or improper use of the Intellectual Property owned by the Company or any of its Subsidiaries.

                  (c) Subject to any licenses and other agreements identified in
Section 3.11(c) of the Schedule of Exceptions, the Company and its Subsidiaries have all right, title and interest in and to all intellectual property rights in the Company Proprietary Software. The Company and its Subsidiaries have developed the Company Proprietary Software through their own efforts, and for their own account, or have obtained all rights thereto, and the Company Proprietary Software is free and clear of all liens, except loans in the ordinary course of business. The use of the Company Licensed Software and the use of the Company Proprietary Software does not breach any terms of any license or other contract between the Company or any of its Subsidiaries and any third party that would have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with the terms and conditions of all license agreements in favor of the Company and its Subsidiaries relating to the Company Licensed Software material to the operation of the business of the Company and its Subsidiaries as presently conducted.

                  (d) To the knowledge of the Company and its Subsidiaries, the Company Proprietary Software does not infringe any patent, copyright or trade secret or any other intellectual property right of any third party in such a manner that would have a Material Adverse Effect. The source code for the Company Proprietary Software has been maintained in confidence, and has not been disclosed to any persons or entities outside the Company and its Subsidiaries, except such disclosure being made pursuant to appropriate confidentiality provisions.

                  (e) The Company Proprietary Software was: (i) developed by the employees of the Company and its Subsidiaries working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment or instruments of obligation to assign in favor of the Company or any of its Subsidiaries as assignee that have conveyed or obligate such agents, consultants and contractors to convey to the Company or such subsidiary ownership of all of its intellectual property rights in the Company Proprietary Software; or (iii) acquired by the Company or any of its Subsidiaries in connection with acquisitions in which the Company or such subsidiary, where appropriate in the nature of the overall transaction, obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to such Company Proprietary Software. Neither the Company nor any of its Subsidiaries has received notice from any third party claiming any right, title or interest in the Company Proprietary Software.

                  (f) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of its trade secrets, including requiring their employees and other parties having access thereto to execute written non- disclosure agreements. To the knowledge of the Company and its Subsidiaries, no trade secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of the Company and its Subsidiaries, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

                  (g) To the knowledge of the Company and its Subsidiaries, no current or former partner, director, officer, or employee of the Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any of its Subsidiaries.

                  3.12 Brokers. No broker, finder or investment banker (other than the Company's financial advisor, Allen & Company) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements between the Company and its financial advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement or the Agreement and Plan of Merger will be provided to Investor prior to the Closing.

         3.13 Taxes.

                  (a) Except as set forth in the Schedule of Exceptions, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries have been paid. Except as set forth in the Schedule of Exceptions, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF INVESTOR.

              Investor represents and warrants to the Company that:

         4.1 Corporate Status. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out the provisions of this Agreement and the other Transaction Documents.

         4.2 Power and Authority. Investor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other Transaction Documents. Investor has taken all necessary corporate action to authorize this Agreement and the other Transaction Documents and their execution, delivery and performance. This Agreement has been, and as of the Closing Date, the other Transaction Documents will have been, duly executed and delivered by Investor and this Agreement constitutes, and the other Transaction Documents will constitute upon their execution and delivery, valid and binding agreements of Investor enforceable against Investor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

         4.3 Non-Contravention.

                  (a) Investor is not in violation of any term of its charter, bylaws or other organizational documents.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the Transaction in accordance with the terms hereof will not violate or contravene any provision of applicable Law or the charter or bylaws of Investor or any agreement or other instrument binding on Investor, except as would not have a Material Adverse Effect.

         4.4 Consents and Approvals.

                  (a) Schedule 4.4(a) lists as of the date hereof (i) all Authorizations that, to the knowledge of Investor, are required to be made, filed, given or obtained by Investor and any of its Subsidiaries or controlling persons with, to or from any Governmental Entity in connection with the Transaction and (ii) all consents, approvals and waivers required to be given by, or obtained from, any other Persons to or by Investor and any of its Subsidiaries in connection with the consummation of the Transaction, other than those

Authorizations, consents, approvals and waivers as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Investor and each of its Subsidiaries has made, filed, given or obtained all Authorizations and has been given or obtained all consents, approvals or waivers necessary as of the date hereof for Investor to perform its obligations under this Agreement and the other Transaction Documents at or prior to the Closing, except as would not have a Material Adverse Effect.

         4.5 Investment Intent. Investor is acquiring the Securities for its own account and with no present intention of distributing or selling any of the Securities in violation of the Securities Act or any applicable state securities law. Investor will not sell or otherwise dispose of any of the Securities, unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Investor understands that the Securities to be acquired by Investor hereunder have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 of Regulation D promulgated under the Securities Act, and that the reliance of the Company on this exemption is predicated in part on these representations and warranties of Investor contained in this Article 4. Investor acknowledges that a restrictive legend consistent with the foregoing and with the provisions of Section 1.3 and Article 6 has been or will be placed on each certificate representing any Securities, and related stop transfer instructions will be noted in the transfer records of the Company and the Transfer Agent.

         4.6 Accredited Investor Status. Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, either alone or in connection with its financial advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder in the Securities.

         4.7 Brokers and Finders. Neither Investor nor any of its Subsidiaries or Affiliates has employed any investment banker, broker, finder, consultant or intermediary in connection with this Agreement or the Transaction that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in any way relating thereto or in connection therewith, other than those (if any) that shall be the sole responsibility of and shall be paid in full by the Investor or its Subsidiaries.

         4.8 Acquisition of Voting Securities. Except as contemplated by this Agreement or the other Transaction Documents, and other than by reason of ownership of WNI shares of capital stock, neither Investor nor any of its Subsidiaries or Affiliates has any "beneficial ownership" (as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, nor are any of them a party to any agreement or arrangement (a) that gives any of them or entitles any of them to acquire "beneficial ownership" (as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, or (b) with respect to corporate governance matters concerning the Company or its Subsidiaries (including, without limitation, the exercise or failure to exercise voting rights with respect to any voting securities of the Company).

         4.9 Access to Funds. Investor holds or has access to unrestricted funds in amounts sufficient to permit Investor to pay the Company the Purchase Price on the Closing Date and to perform its obligations under this Agreement and the other Transaction Documents.

         4.10 Reliance on Company SEC Reports. In making its investment decision and related commitments relating to the acquisition of the Securities hereunder, Investor hereby confirms that it has relied only on the representations and warranties of the Company set forth herein and on the other information contained or incorporated by reference in the Company Reports filed on or prior to the date hereof, and specifically disclaims reliance on any other information, whether or not provided or otherwise made available by the Company or any authorized representative thereof, and including without limitation any published reports, news stories or analyses relating to the Company and/or its Subsidiaries or their respective businesses, assets, liabilities or prospects.

                          ARTICLE 5. CERTAIN COVENANTS.

         5.1 Other Approvals.

                  (a) Prior to the Closing, each of the Company and Investor will use commercially reasonable efforts to obtain all necessary Authorizations as are required to be obtained under any federal or state law or regulations, including applicable antitrust laws.

                  (b) Prior to the Closing, the Company and Investor each agree to (and to cause their respective appropriate Subsidiaries and Affiliates to) cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the NASDAQ-NMS in connection with the Transaction and to use their respective commercially reasonable efforts jointly to agree on a method to overcome any objections by any Governmental Entity to the Transaction or any component thereof. Notwithstanding the foregoing, nothing in this Section 5.1(b) shall require, or be deemed to require, the parties hereto to agree to or effect any divestiture (including divestitures of assets of the Company or the Investor) or take any other action if, in the reasonable judgment of each party hereto, doing so could, individually or in the aggregate, reasonably be expected to impair the parties respective abilities to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

         5.2 Public Announcements. Except pursuant to any Requirement of Law, the exercise of fiduciary duty, or the policies or rules of any stock exchange (or the NASDAQ-NMS) on which the Company's securities are listed, prior to the Closing Date, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, the Transaction, the Merger or any other transaction to be entered into by either of the parties in connection herewith, and the method of their release, or publication thereof by either of the parties hereto or their respective Affiliates, will be subject to the prior approval of each of the parties hereto, which approval will not be unreasonably withheld or delayed. To the extent reasonably requested by a party hereto, on and following the Closing Date, the other party and its Subsidiaries and Affiliates will consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the Transaction, other than as would not have a Material Adverse Effect.

         5.3 Further Assurances. Each party will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Without limiting the generality of the preceding sentence, the Company and Investor will not (and will not permit their Subsidiaries or Affiliates to) take any action or actions at or prior to the Closing that would (a) cause any Authorization or any consent, approval or waiver of any other Person that has been made, filed, given or obtained in connection with the Transaction to be withdrawn or terminated or to otherwise cease to be effective, or (b) require any additional Authorization or any additional consent, approval or waiver of any other Person to be made, filed, given or obtained in connection with the Transaction.

         5.4 Cooperation. The Company and Investor each agree to (and agree to cause their Subsidiaries and Affiliates to) cooperate with the other to consummate, as promptly as possible, the Transaction.

                      ARTICLE 6. RESTRICTIONS ON TRANSFER.

         6.1 Restricted Securities.

                  (a) Investor acknowledges and understands that the Securities must be held indefinitely, and they may not be resold or otherwise transferred, except in a transaction registered under the Securities Act or applicable state law or otherwise exempt from such registration requirements. Investor understands that the certificate(s) evidencing the Securities will be imprinted with a legend in substantially the form set forth in Section 1.3 hereof that indicates that the transfer of the Securities is prohibited unless (i) they are registered under the Securities Act or any applicable state law, or (ii) the transfer is pursuant to an exemption from registration under the Securities Act or such laws and the rules and regulations promulgated thereunder and an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with such laws, rules and regulations.

                  (b) Investor further acknowledges that resale of the Securities may be limited by applicable state law even where a registration statement covering resale of the Securities has been declared effective under the Securities Act. For example, certain states may limit resale of the Securities to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

         6.2 Additional Transfer Restrictions. Investor further acknowledges that the Securities are subject to certain additional transfer restrictions set forth in the Stockholder Agreement and any proposed transfer of the Securities will be subject to compliance with such restrictions. Investor understands that the certificate(s) evidencing the Securities will be imprinted with a legend in substantially the form set forth in Section 1.3 hereof that indicates that the transfer of the Securities is prohibited unless in compliance with such restrictions.

         6.3 Compliance with Transfer Restrictions. Investor will not (and will cause any Affiliate not to) Transfer any of the Securities in violation of any Law or the transfer restrictions referred to herein.

                             ARTICLE 7. TERMINATION.

         7.1 Termination. This Agreement may be terminated, and the Transaction contemplated to occur at the Closing thereby abandoned, at any time prior to the Closing as follows:

                  (a) By mutual written consent of Investor and the Company;

                  (b) By Investor, upon written notice to the Company, if any of the conditions set forth in Section 2.2 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by Investor;

                  (c) By the Company, upon written notice to Investor, if any of the conditions set forth in Section 2.3 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the Company;

                  (d) By either Investor or the Company, upon written notice to the other, if any of the conditions set forth in Section 2.1 have not been satisfied on or before June 30, 2001 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the party seeking to terminate this Agreement;

                  (e) By Investor or the Company if any Governmental Entity having competent jurisdiction has issued an Order permanently restraining, enjoining or otherwise prohibiting any of such Transaction and such Order has become final and nonappealable; or

                  (f) By Investor or the Company if the Agreement and Plan of Merger is terminated in accordance with its terms.

         7.2. Effect of Termination. Each party's right of termination under
Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate and, except as provided in Section 11.2, each party will pay its own costs and expenses in connection with this Agreement and the Transaction, and neither party (or any of its officers, directors, employees, agents, representatives or stockholders) will be liable to the other party for any costs, expenses, damages or losses of anticipated profits hereunder or relating to the Transaction; provided, however, that if this Agreement is terminated by a party because of a material breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                             ARTICLE 8. DEFINITIONS.

         8.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:


                  "Affiliate" means, as to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership or partnership interests, by contract or otherwise; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing; provided, that the Company and Investor will not be deemed to be direct or indirect Affiliates of each other.

                  "Agreement" has the meaning set forth in the preamble.

                  "Agreement and Plan of Merger" means the Agreement and Plan of Merger dated as of the date of this Agreement by and among the Company, Stanhope Acquisition Sub LLC and WNI.

                  "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation with or by, any Governmental Entity.

                  "Average Closing Price" means (i) if at the applicable time the Common Stock is listed on a national securities exchange or on the over-the-counter market (including NASDAQ-NMS), then the average closing price of the Common Stock on any fifteen (15) consecutive trading days on which a share or shares of Common Stock were sold, or if no such shares were sold on such day, then the average of the "bid" and "ask" prices of the Common Stock on such day or (ii) if at the applicable time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then the fair market value of the Common Stock as determined in good faith by the Board at the time of such exercise.

                  "Beneficial Owner" with respect to any securities means that a Person has "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act.

                  "Business Day" means any day on which there is trading on the New York Stock Exchange and the NASDAQ-NMS.

                  "Closing" has the meaning set forth in Section 1.3.

                  "Closing Date" means the actual date on which the Closing occurs as provided in Section 1.3.

                  "Common Stock" has the meaning set forth in the preamble of this Agreement.

                  "Company" has the meaning set forth in the preamble of this Agreement.

                  "Company Financial Statements" shall mean all of the financial statements included in the Company Reports (as defined below).

                  "Company Licensed Software" shall mean all software (other than Company Proprietary Software) used by the Company and its Subsidiaries.

                  "Company Proprietary Software" shall mean all software owned by the Company and its Subsidiaries.

                  "Company Reports" shall mean all forms, reports, statements and all other documents required to be filed by the Company with the SEC since March 18, 1999.

                  "Company Software" shall mean the Company Licensed Software together with the Company Proprietary Software.

                  "Company Stock Option" shall mean each outstanding option to purchase shares of Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" shall mean generally accepted accounting principles.

                  "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

                  "Intellectual Property" shall mean all copyrights, trade names, trademarks, service marks, patents, universal resource locators ("URLs"), Internet domain names, (and all applications or registrations therefor), trade secrets, know-how, member lists for a Person's network of websites, marketing plans, advertising and sponsorship strategy, content on such Person's network of websites, internet tools, proprietary processes, technology, rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures, and which are used by such Person and its Subsidiaries or as to which such Person or any of its Subsidiaries claim an ownership interest or as to which such Person or any of its Subsidiaries is a licensee of licensor.

                  "Investor" has the meaning set forth in the preamble to this Agreement.

                  "Law" means any domestic or foreign, federal, state or local, law, statute, ordinance, rule or regulation.

                  " Loss" or "Losses" has the meaning set forth in Section 10.1.

                  "Magazine Content and Hosting Agreement" means Amendment Number Two to the Amended and Restated Magazine Content License and Hosting Agreement between the Company and Investor substantially in the form of Exhibit B attached hereto.

                  "Material Adverse Effect" shall mean:

                    (a) with respect to the Company, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, the other Transaction Documents or the Agreement and Plan of Merger; provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of Common Stock; (b) a loss by the Company of its suppliers, customers or employees that is directly and principally related to the Company being a party to this Agreement or (c) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes);

                    (b) with respect to Investor, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Investor, its Affiliates and Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Investor of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, the other Transaction Documents or the Agreement and Plan of Merger.

                  "Merger" has the meaning set forth in the second recital to the Agreement and Plan of Merger.

                  "NASDAQ-NMS" means the Nasdaq Stock Market National Market.

                  "Order" means any judgment, order, injunction, decree, stipulation or award entered or rendered by any Governmental Entity.

                  "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision agency or instrumentality thereof.

                  "Purchase Price" has the meaning set forth in Section 1.1.

                  "Requirement of Law" means as to any Person, any Law, rule, regulation, order, judgment, decree or determination of any arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Rights Offering" has the meaning set forth in the preamble to this Agreement.

                  "Rights Offering Expenses" has the meaning set forth in
         Section 11.2.

                  "Rights Offering Registration Statement" has the meaning set forth in Section 11.1.

                  "Schedule of Exceptions" has the meaning set forth in Article
         3.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" means the Shares, the Warrant, the Warrant Shares and any shares of capital stock issued as a dividend or other distribution to holders of the Shares or the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" has the meaning set forth in Section 1.1.

                  "Stockholder Agreement" means the Stockholder Agreement, substantially in the form attached hereto as Exhibit C, to be entered into between Investor and the Company on the Closing Date.

                  "Subsidiary" means as to any Person, any other Person of which at least 50% of the equity interests are owned, directly or indirectly by such first Person.

                  "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

                  "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Transaction" means the purchase and sale of the Shares and the Warrant under this Agreement and the other transactions between the parties contemplated by this Agreement and the other Transaction Documents.

                  "Transaction Documents" means (i) this Agreement, (ii) the Stockholder Agreement, (iii) the Warrant and (iv) the Magazine Content and Hosting Agreement.

                  "Transfer" means any sale, exchange, pledge, disposition or other transfer of the Securities or any interest in the Securities.

                  "Transfer Agent" means the transfer agent for the Common
         Stock.

                  "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power upon the happening of a contingency, unless such contingency has occurred and is continuing).

                  "Warrant" has the meaning set forth in Section 1.1.

                  "Warrant Shares" has the meaning set forth in Section 1.1.

                  "WNI" has the meaning set forth in the preamble to this Agreement.

         8.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement have the defined meanings when used in any certificate, report or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                  (c) As used herein, the neuter gender also denotes the masculine and feminine, and the masculine gender also denotes the neuter and feminine, where the context so permits.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (e) The words "include," "including" and "or" mean without limitation by reason of enumeration.

                  (f) In addition to the terms defined in this Article 8, certain other defined terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                            ARTICLE 9. MISCELLANEOUS.

         9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1:


                  If to the Company:        .iVillage Inc.
                                            500 - 512 Seventh Avenue
                                            New York, NY  10018
                                            Attention:  Steve Elkes
                                            Executive Vice President-
                                            Operations and Business Affairs


                  with a copy to:           iVillage Inc.
                                            500 - 512 Seventh Avenue
                                            New York, NY 10018
                                            Attention: Michael Gilbert
                                            General Counsel

                  with a copy to:           Orrick, Herrington & Sutcliffe LLP
                                            Old Federal Reserve Bank Building
                                            400 Sansome Street
                                            San Francisco, CA 94111
                                            Attention:  Richard Vernon Smith,
                                                          Esq.

                  If to Investor:           Hearst Communications, Inc.
                                            959 Eighth Avenue, Suite 257
                                            New York, NY 10019
                                            Attention: Jonathan Thackeray
                                            General Counsel
                  with a copy to:           Clifford Chance Rogers & Wells, LLP
                                            200 Park Avenue
                                            New York, New York 10166
                                            Attention: Steven A. Hobbs


         9.2 Expenses. Each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by Investor or the Company, incurred in connection with this Agreement, the Transaction or any other agreements provided for herein or entered into in connection herewith, except as expressly provided otherwise in this Agreement or by any other written agreement of the parties.

         9.3 Benefits; Assignment. The provisions of this Agreement are binding upon, and inure to the benefit of, Investor and the Company and their respective successors and Persons acquiring any Securities by Transfer in accordance with
Article 6, to the extent provided therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Investor and the Company any rights, remedies or obligations under or by reason of this Agreement. Except as specifically stated in Article 6, none of the rights or obligations of the Company or Investor hereunder may be assigned to any other Person under any circumstances.

         9.4 Entire Agreement; Amendment and Waiver. This Agreement (which includes the Schedules and Exhibits hereto), the other Transaction Documents, the Agreement and Plan of Merger and any other agreements to which Investor (including any Persons acquiring any Securities by Transfer in accordance with Article 6, if relevant) and the Company is a party concerning the Transaction or any of the Securities, constitute the entire agreement between Investor and the Company with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between Investor and the Company with respect to the subject matter hereof and thereof. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto, and none of the other agreements entered into between Investor (including any Persons acquiring any Securities by Transfer in accordance with Article 6, if relevant) and the Company in connection with this Agreement, the Transaction or any of the Securities may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Company and each other party thereto. No waiver by either party hereto of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by such party. Any waiver by either party hereto of a breach of this Agreement will not operate or be construed as a waiver of any subsequent breach.

         9.5 Headings. The article, section and other headings in this Agreement are for convenience of reference only and are not to affect its meaning, interpretation or construction. When a reference is made in this Agreement to Sections, subsections, Articles,

Schedules or Exhibits, such references shall be to a Section, subsection, Article, Schedule or Exhibit to this Agreement unless otherwise indicated.

         9.6 Governing Law. This Agreement will be governed by and construed in accordance with the internal, substantive laws of the State of New York, without giving effect to any conflicts of law principles of such state.

         9.7 Remedies. All rights, powers and remedies provided under this Agreement and the other Transaction Documents or otherwise available in respect hereof at Law or in equity will be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party does not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         9.8 Severability. In the event that any provision of this Agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions are not to be in any way be affected or impaired thereby.

         9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         9.10 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         9.11 Survival. Any claim for losses or damages resulting from or arising out of any inaccuracy or breach of any representation or warranty herein must be asserted in writing before two (2) years after the Closing. All covenants and agreements, to the extent remaining to be performed after the Closing Date, will survive the Closing Date.

                          ARTICLE 10. INDEMNIFICATION.

         10.1 Indemnification of Investor. The Company will indemnify and hold Investor harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses, including all court costs and reasonable attorneys' fees (each a "Loss" and, collectively, "Losses"), that the Investor may suffer or incur as a result of or relating to the inaccuracy in or breach of any representation, warranty, covenant or agreement of the

Company contained in or made pursuant to this Agreement or the Transaction Documents (other than the Magazine Content and Hosting Agreement).

         10.2 Indemnification of the Company. Investor will indemnify and hold the Company harmless from any and all Losses that the Company may suffer or incur as a result of or relating to the inaccuracy in or breach of any representation, warranty, covenant or agreement of the Investor contained in or made pursuant to this Agreement or the Transaction Documents (other than the Magazine Content and Hosting Agreement).

         10.3 Notice. Any party entitled to receive indemnification under this
Article 10 (the "Indemnified Party"), agrees to give prompt written notice (a "Claim Notice"), to the party required to provide such indemnification (the "Indemnifying Party"), upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (such a claim, action or proceeding being referred to as a "Claim"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article 10 except to the extent that the Indemnifying Party is prejudiced thereby.

         10.4 Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from such Claim and provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such obligation, and (b) the Claim does not seek to impose any material liability or obligation on the Indemnified Party other than for money damages. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent will not be unreasonably withheld; (ii) the Indemnifying Party may not settle such Claim without the consent of the Indemnified Party (not to be unreasonably withheld) unless such settlement includes a full and unconditional release of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party will be responsible for the fees and expenses of such counsel unless (A) the Indemnifying Party has failed to assume the defense of such Claim or to employ counsel with respect thereto or (B) a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Claim at the expense of the Indemnifying Party; provided that the Indemnified Party may not settle any such Claim without the consent of the Indemnifying Party (not to be unreasonably withheld) unless such settlement includes a full and unconditional release of the Indemnifying Party; and further provided that the Indemnifying Party may participate in such defense (at the Indemnifying Party's expense).

                          ARTICLE 11. RIGHTS OFFERING.

         11.1 Company's Agreement to Conduct Rights Offering. The Company agrees to prepare and file with the SEC a Registration Statement with respect to the Rights Offering (the "Rights Offering Registration Statement"). The Company will use its reasonable commercial efforts to file the Rights Offering Registration Statement concurrently with the Registration Statement on Form S-4 to be filed with the SEC in connection with the Merger. The Rights Offering will expire on or prior to the Closing Date and the closing of the Rights Offering would occur concurrently with the closing of the transactions contemplated by this Agreement and the Agreement and Plan of Merger.

         11.2 Expenses of the Rights Offering. Investor covenants and agrees with the Company that Investor will pay or cause to be paid as incurred the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants incurred in connection with the Rights Offering and the registration of the Rights Offering under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Rights Offering Registration Statement, any related preliminary prospectus and the related prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the WNI stockholders; (ii) the cost of printing or producing any closing documents (including any compilations thereof) and any other documents in connection with the Rights Offering and the purchase, sale and delivery of the Shares and the Warrants pursuant to the Rights Offering;
(iii) all expenses in connection with the qualification of the securities offering in the Rights Offering for offering and sale under state securities laws, (iv) all fees and expenses in connection with listing the securities subscribed for in the Rights Offering on the NASDAQ-NMS; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Company in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the Rights Offering;
(vi) the cost and charges of any transfer agent or registrar incurred as a result of the Rights Offering; and (vii) all other reasonable costs and expenses incident to the Rights Offering which are not otherwise specifically provided for in this Section (all such costs and expenses in the preceding clauses (i) through (vii) being referred to in this Agreement as the "Rights Offering Expenses"); provided, however, that notwithstanding the foregoing the Company agrees to pay the first one hundred thousand dollars ($100,000) of Rights Offering Expenses.

         11.3 Limitation on Rights Offering. The Company shall have no obligation to complete the Rights Offering in the event that it would violate any Law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                                 iVILLAGE INC.



                                                 By: /s/ Douglas W. McCormick
                                                     ---------------------------
                                                 Name:  Douglas W. McCormick
                                                 Title: Chief Executive Officer



                                                 HEARST COMMUNICATIONS, INC.



                                                 By: /s/ James Asher
                                                     ---------------------------
                                                 Name:  James Asher
                                                 Title: Vice President

                                    EXHIBIT A


                                 FORM OF WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH A REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 5, 2001, AND A STOCKHOLDER AGREEMENT, DATED AS OF [INSERT DATE OF THE CLOSING], COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. ANY REGISTRATION OR TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY WILL BE SUBJECT TO COMPLIANCE WITH SUCH RESTRICTIONS.



                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                                  iVILLAGE INC.
                         (Void after December 31, 2004)


Warrant No. ___                                 2,100,000 Shares of Common Stock


                                  iVILLAGE INC.


         1. Issuance. This Warrant is issued to HEARST COMMUNICATIONS, INC., a Delaware corporation ("Investor"), by iVILLAGE INC., a Delaware corporation (hereinafter with its successors called the "Company").

         2. Purchase Price; Number of Shares. The registered holder of this Warrant (the "Holder"), commencing on the date hereof but subject to the terms of this Warrant, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Attachment A duly executed, at the principal office of the Company, to purchase from the Company up to 2,100,000 fully paid and nonassessable shares (the "Shares") of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") at a price per share (the "Purchase Price") of $0.01 at any time or from time to time up to and including 5:00 p.m. (New York Time) on December 31, 2004, provided, however, that the Holder shall have no right to exercise this Warrant unless at the time of exercise the Average Closing Price (as defined below) of the Common Stock exceeds $3.75 (as adjusted for stock splits, stock dividends or other adjustments to Common Stock). Upon receipt of written notice from the Company that the Average Closing Price condition specified above has been satisfied, the Holder shall have thirty (30) days, and only thirty (30) days, to exercise this Warrant; provided, however, that in no event shall this Warrant be exercisable after the Expiration Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised, whether or not the transfer books of the Company shall be closed.

                  For purposes of this Warrant, "Average Closing Price" means
(i) if at the applicable time the Common Stock is listed on a national securities exchange or on the over-the-counter market (including The Nasdaq Stock Market), then the average closing price of the Common Stock on any fifteen
(15) consecutive trading days on which a share or shares of Common Stock were sold, or if no such shares were sold on such day, then the average of the "bid" and "ask" prices of the Common Stock on such day or (ii) if at the applicable time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then the fair market value of the Common Stock as determined in good faith by the Board at the time of such exercise.

         3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by certified check or wire transfer or (ii) pursuant to a "Net Issue Election" as provided in Section 4.

         4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant by the surrender of this Warrant to the Company, with the net issue election notice set forth in Attachment A annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


                                          Y(A-B)
                                       X= ------
                                             A


where:

                           X = the number of shares of Common Stock to be issued
                  to the Holder pursuant to this Section 4.

                           Y = the number of shares of Common Stock covered by
                  this Warrant at the time the net issue election is made pursuant to this Section 4.

                           A = the fair market value of one share of Common
                  Stock, determined as follows: (i) if at such time the Common Stock is listed on a national securities exchange or on the over-the-counter market, then the closing price of the Common Stock on the business day immediately prior to the date of exercise or, if no sale of the Common Stock was made on such day, the first business day immediately preceding such day upon which a sale was made, or (ii) if at such time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then as determined in good faith by the Board at the time the net issue election is made pursuant to this Section 4.

                           B = the Purchase Price in effect under this Warrant
                  at the time the net issue election is made pursuant to this
                  Section 4.

         5. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

         6. Exercise; Expiration Date. Subject to the provisions of Section 2, this Warrant may be exercised in whole or in part at any time commencing on the date hereof and ending at 5:00 p.m., New York time, on December 31, 2004 (the "Expiration Date") and shall be void thereafter.

         7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         8. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         9. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

         10. Certain Events; Limitations on Adjustments. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of Section 8 or Section 9 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment. Notwithstanding the foregoing, no adjustment shall be required unless such adjustment would require an increase or decrease of at least $0.05 in the Purchase Price then subject to adjustment and in no event shall the Purchase Price be reduced below the then-current par value of the Common Stock. Any adjustments that are not made by reason of this Section 10 shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent.

         11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12. Issue Tax. The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         13. Notices of Record Date, Etc. In the event of:

                  (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

                  (2) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

                  (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten
(10) business days prior to the date specified in such notice on which any such action is to be taken.

         14. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

         15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

         16. Notices, Etc.

                  (a) Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

                  (b) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

         17. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         18. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York.

         19. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors and legal representatives.



Dated:  _______________, 2001              iVILLAGE INC.


                                           By:
                                                  ------------------------------

                                           Name:
                                                  ------------------------------

                                           Title:
                                                  ------------------------------

                                  Attachment A

                                SUBSCRIPTION FORM


                                                     Date:  _________________


iVillage Inc.
500-512 7th Avenue
New York, NY  10018

Attn:    President

Ladies and Gentlemen:

The undersigned hereby elects:

         |_| to exercise the warrant issued to it by iVillage Inc. (the "Company") and dated ________________, 2001 (the "Warrant") to purchase ____________________________ shares of the Common Stock of the Company (the "Shares") purchasable thereunder at a purchase price of $0.01 per Share or an aggregate purchase price of $__________ (the "Purchase Price"). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer; or

         |_| to surrender the right to purchase Shares pursuant to this Warrant and to receive in lieu thereof Shares pursuant to the provisions of
         Section 4 of the Warrant.

         The undersigned also makes the representations set forth on Attachment B attached to the Warrant.

         The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                        Very truly yours,

                                        ----------------------------------------
                                        (name of holder)

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                  Attachment B


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO iVILLAGE INC. ALONG WITH THE SUBSCRIPTION FORM (ATTACHMENT A TO THE WARRANT) BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED __________________, 2001 WILL BE ISSUED.


                                     [Date]


iVillage Inc.
500-512 7th Avenue
New York, New York  10018

Attention:  President


         The undersigned, ___________________ ("Purchaser"), intends to acquire up to ______________ shares of the Common Stock (the "Shares") of iVillage Inc. (the "Company") from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

         1. Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law;

         2. Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

         3. Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

         4. The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

         5. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

         Purchaser also understands and agrees that there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

              "The securities represented by this certificate or instrument have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement under the Act or such laws or an opinion of counsel reasonably satisfactory to the Company that such a registration is not required under the Act or such laws and the rules and regulations promulgated thereunder.

              The securities represented by this certificate or instrument are subject to certain restrictions on transfer as set forth in a Securities Purchase Agreement, dated as of February 5, 2001, and a Stockholder Agreement, dated as of [insert date of the Closing], copies of which are on file at the principal executive offices of the Company. Any registration of transfer of such securities on the books of the Company will be subject to compliance with such restrictions."

         Any legend required pursuant to applicable state securities laws.

         Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Shares with Purchaser's counsel.


                                        Very truly yours,

                                        ----------------------------------------
                                        (name of holder)

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

              AMENDMENT NUMBER TWO TO AMENDED AND RESTATED MAGAZINE
                      CONTENT LICENSE AND HOSTING AGREEMENT

This Amendment to the Amended and Restated Magazine Content License and Hosting Agreement of effective date January 27, 1999 (the "Magazine Agreement") between Women.com Networks, Inc., a Delaware corporation (successor-in-interest to Women.com, LLC, a Delaware Limited Liability Company) ("Women.com"), and Hearst Communications, Inc. ("Hearst"), a Delaware corporation, is entered into between iVillage Inc. (collectively including its subsidiaries, "iVillage"), a Delaware corporation as successor in interest to Women.com, and Hearst effective as of this ____ day of __________, 2001.

                                    Recitals

         Whereas, pursuant to an Agreement and Plan of Merger Women.com and iVillage have effected a merger, effective as of this ___ day of _________, 2001 with the resulting corporation to be known as iVillage;

         Whereas, iVillage and Hearst mutually desire for iVillage to assume the obligations and receive the benefits that had been afforded to Women.com pursuant to the Magazine Agreement, subject to the terms and conditions of this Amendment to that Magazine Agreement;

         Now, Therefore, in consideration of the mutual covenants and representations set forth herein, the parties hereby agree as follows:

                                    Amendment

1. Definitions. Capitalized terms herein not otherwise defined herein shall have the meanings set forth in the Magazine Agreement, except all references to Women.com, LLC in the Magazine Agreement shall be construed to refer to iVillage. For the avoidance of doubt, the term "Network" refers to the network of Web sites operated by iVillage, which Network includes the web sites formerly operated by Women.com and the Magazine Sites.

Section 1.12 of the Magazine Agreement is hereby deleted and replaced with the following:

"Net Advertising Revenue" means the gross revenue received by iVillage from the sale of Advertisements on the (a) Magazine Sites, (b) any page of the Network that primarily contains Proprietary Content (other than teasers), and (c) any other page of the Network on which any article or feature that is Proprietary Content (other than teasers) is reproduced or duplicated substantially in its entirety, less agency fees (which shall not exceed fifteen percent (15%) of gross revenue from the sale of Advertisements), commissions (which shall not exceed eight percent (8%) of gross revenue from the sale of Advertisements, credits due to cancellations and provisions for bad debt. In no event shall Net Advertising Revenue for any period be less than the product of (A) gross advertising revenue recognized from the sale of all advertising on the Magazine Sites multiplied by (B) (i) the result of dividing the total number of advertisements served (impressions -specifically including banners, buttons, text ads, newsletters, cost per click and cost per acquisition) on the Magazine Sites by the total number of advertisements served (impressions - specifically including banners, buttons, text ads, newsletters, cost per click and cost per acquisition) on the Network.

Section 1.13 of the Magazine Agreement is hereby amended to include the following:

The term "Network" as provided for in this Agreement shall not include any iVillage web site, which is not hosted in the United States and which does not have a United States domain name (no foreign country code Top Level Domains).

2. Linking and Distribution. Section 2.2 of the Magazine Agreement is hereby amended so as to include the following:

The parties agree that the homepage referred to herein is the opening screen viewed by the user upon initial entry to the Network via the URL iVillage.com. Additionally and notwithstanding anything to the contrary provided for in
Section 2 of the Magazine Agreement, the parties agree that the linking and distribution provided to Hearst by iVillage for the Magazine Sites shall be substantially similar to the placement currently enjoyed by Hearst at Women.com's home page as detailed in the Women.com screen shots of the Women.com homepage and a sample of one Magazine Site's initial page directly linking off the Women.com home page, attached hereto and incorporated by this reference. Notwithstanding anything to the contrary provided for in this Amendment or the Magazine Agreement, but subject to Section 2.9 of the Magazine Agreement as amended by this Amendment, iVillage shall have complete editorial control over the Network (exclusive of the Magazine Sites), specifically including but not limited to its offers, services, products and the size and location of its advertising inventory. iVillage reserves the right to suspend, modify or discontinue any part (exclusive of the Magazine Sites) of the Network in its sole discretion.

3. Exclusivity Obligations. Section 2.9 of the Magazine Agreement is hereby deleted and replaced with the following:

iVillage hereby agrees that during the term of this Agreement it will not, without the prior written consent of Hearst, (a) enter into any agreement to include as part of the Network any magazine site (meaning a U.S. edition of a web site that is maintained as an on-line adjunct to a magazine or associated with the magazine of a third party), if such magazine site may reasonably be construed to be competitive with any of the Magazines or Magazine Sites or if such third party magazine site is branded throughout by the branding of a magazine that may reasonably be construed as competitive to the Magazines; (b) display on the Magazine Sites advertising or other promotional materials from magazines of third parties that may reasonably be construed to be competitive with any of the Magazines; or (c) display on the same web page of the iVillage Network the brands, logo, Marks or Proprietary Content of any of the Magazines with the brands, logo or Content of any magazine that may reasonably be construed to be competitive with any of the Magazines, in such a way that it appears that the brands, logos, Marks or Proprietary Content of any Magazine are co-branded or otherwise affiliated with the brands or logos or Content of any such competitive magazines. Subject to the restrictions set forth in subparts (a)-(c), above, nothing herein shall be construed to limit iVillage from (d) creating and distributing its own email newsletters and print publications branded with marks owned or licensed by iVillage; (e) accepting paid or barter advertising or sponsorship from a competitive Magazine (provided with respect to sponsorship opportunities either currently existing or developed during the Term received from competitors of the Magazines or Magazine sites, iVillage shall use reasonably diligent efforts to offer Hearst a period of five business days to match such offer, and with respect to sponsorship opportunities that iVillage seeks to develop during the term on areas of the Network containing Content suitable for sponsorship by the Magazines or their advertisers, iVillage will use reasonably diligent efforts to offer Hearst a right of first negotiation for a period of five business days to acquire such sponsorship rights on mutually acceptable terms); (f) obtaining content for integration within the iVillage Network from third parties including print publications from non- Hearst related publications that are competitive with the Magazines, or (g) from entering into any other business or contractual relationship or arrangement with any other entity including, without limitation, for a co-branded page or area within a site with a magazine that is competitive with one of the Magazines provided such co-branded page or area is not directly linked to or part of any Magazine Site, and so long as such relationship or arrangement is not in violation of subparts
(a), (b) or (c), above.

4. Production Services. Section 3.4(b) of the Magazine Agreement is hereby deleted and replaced with the following:

Effective as of the date of this Amendment and continuing until the third anniversary date hereof, Hearst hereby agrees to purchase from iVillage and iVillage agrees to provide to Hearst, Production Services in the minimum guaranteed amount of five million dollars ($5,000,000) in each consecutive twelve month period (the "Production Commitment"), which services include the creation of Original Site Content and Third Party Work in a manner which is consistent with the quality, performance and cost standards set forth in Exhibit B as provided by Women.com prior to the effective date of this Amendment and as enhanced by the amendments to Exhibit B set forth herein, in order that the Magazine Sites provided for in Exhibit B shall continue to operate in a substantially similar manner as existed prior to the effective date of this Amendment and as enhanced by the amendments to Exhibit B set forth herein. To the extent that in any consecutive twelve month period Hearst requests that modifications be made to the Magazine Sites outlined in Exhibit B and as enhanced by the amendments to Exhibit B set forth herein, which would materially modify or change the Magazine Sites from the manner in which each looks and functions during the period prior to the effective date of this Amendment and as enhanced by the amendments to Exhibit B set forth herein, and such material modifications or changes result in the amount of Production Services performed by iVillage exceeding in any consecutive twelve (12) month period throughout the Term, the sum of five million dollars ($5,000,000) those costs shall be billed to Hearst in addition to the Production Commitment of five million dollars. These Production Services may be performed for the Magazine Sites that are the subject of this Agreement, or for other sites associated with other units, divisions or affiliates of Hearst (the "Hearst Sites"). The precise Production Services to be performed with respect to each Magazine Site and Hearst Site shall be determined by mutual agreement of the parties as soon as reasonably practicable following the mutual execution of this Amendment and shall be consistent with the quality, performance and cost standards provided by Women.com prior to the effective date of this Amendment and as enhanced by the amendments to Exhibit B set forth herein. Until Hearst specifies otherwise, the Production Services shall be performed for the Magazine Sites specified at Exhibit B. A written work order, signed by both parties, shall be issued with respect to all Production Services to be rendered. The quality, performance and cost standards set forth herein with respect to the Magazine Sites shall also apply to any Hearst Sites for which iVillage performs Production Services. Any Original Site Content will be a work made for hire for Hearst as a contribution to a collective work in accordance with 17 USC Sec 101 et. seq. To the extent any Original Site Content may not constitute a work made for hire, iVillage hereby grants and assigns exclusively to Hearst all right, title and interest in and to such Content for the term of copyright. iVillage will use diligent efforts to secure ownership rights to Third Party Work for Hearst. In the event iVillage is not able to secure ownership of Content from any third party for Hearst, it will consult with Hearst and based on Hearst's direction, will either refrain from securing any Content from that third party or will use commercially reasonable efforts to license such rights to that Content in Hearst's favor as Hearst may approve. In the event that Hearst Content or Magazine Content is edited or abridged by iVillage for posting to a Magazine Site, such edited or abridged version shall nonetheless be considered Hearst Content or Magazine Content, as applicable.

In that event Hearst fails to expend the Production Commitment in either of the two consecutive twelve month periods following the first anniversary date of this Amendment, it will provide iVillage with notice of same 90 days prior to the end of each twelve (12) month period, so that the parties can create mutually approved optimization plans for the implementation of the Advertising Commitment, and : (i) the amount of the Advertising Commitment set forth herein at Section 7 applicable to that twelve month period shall be increased by the amount of forty cents ($.40) for each dollar less than the Production Commitment that Hearst has failed to expend; and (ii) the amount of Guaranteed Advertising Royalty as set forth in this Amendment applicable to that twelve month period shall be reduced pro rata (i.e., if Hearst expends 5% less than the Production Commitment in any twelve month period the Guaranteed Advertising Royalty shall be reduced by 5% for that twelve month period). For avoidance of doubt, this opportunity to convert any unexpended portion of the Production Commitment to an increase in the Advertising Commitment shall not be available to Hearst for the twelve-month period following the effective date of this Amendment.

5. Guaranteed Advertising Royalty. Section 6.1 of the Magazine Agreement is hereby amended so as to add the following:

iVillage guarantees that the Royalty payable to Hearst hereunder will be no less than one million one hundred thousand dollars ($1,100,000) in the twelve month period following the effective date of this Amendment and no less than one million four hundred thousand dollars ($1,400,000) during each consecutive twelve month period thereafter throughout the Initial Term (the foregoing amounts referred to as the "Guaranteed Advertising Royalty"). The Guaranteed Advertising Royalty is subject to reduction in the event Hearst fails to expend the Production Commitment as set forth at Section 4 herein above. Within sixty
(60) days following the conclusion of each three month period following the Effective Date hereof (each a "Quarter"), iVillage will pay to Hearst the greater of one-quarter of the Guaranteed Advertising Royalty or the actual earned Royalty pursuant to Section 6 of the Magazine Agreement (unless the total amount of the Guaranteed Advance Royalty owed in that twelve month period has been paid in which case iVillage would only be required to pay the actual earned Royalty for such Quarter). If at the completion of the fourth Quarter, the total fees due to Hearst do not exceed the Guaranteed Advertising Royalty, then the fees paid to Hearst for the fourth Quarter will equal the difference between Guaranteed Advertising Royalty and the fees paid to date for that twelve month period.

6. Merchandising Advertisements. Section 6.4 shall be amended to include the following:

Hearst must obtain prior written consent from iVillage, which consent shall not be unreasonably withheld, prior to contacting third parties for the purpose of attempting to sell advertising space on the iVillage Network to third parties.

7. Advertising Commitment. A new Section 6.1B is hereby added to the Magazine Agreement as follows:

Effective as of the date of this Amendment and continuing until the third anniversary date hereof, Hearst agrees to expend at least two million dollars ($2,000,000) in each consecutive twelve month period in advertising purchases to promote any property or services of Hearst or any entity in which Hearst has an interest ("Hearst Ads") on the Network ("Advertising Commitment"). The Advertising Commitment is inclusive of the amounts payable by Hearst under
Section 6.1A of the Magazine Agreement. The Advertising Commitment is subject to increase in the event Hearst fails to expend the Production Commitment as set forth in this Amendment. Hearst Ads will be purchased at the lowest CPM rate afforded by iVillage within a thirty day period before or after each advertisement placement is effectuated, exclusive of agency fees, for comparable advertising placed in comparable locations throughout iVillage by affiliates, partners, or any third party, and shall be given prominent placement throughout the Network comparable to that given to other advertisers making a similar purchasing commitment. Notwithstanding the provisions of Section 6.1 of the Magazine Agreement, no Royalty shall be payable by iVillage to Hearst with respect to the Advertising Commitment.

8. Termination. A new Section 16.7A is hereby added to the Magazine Agreement as follows:

This Agreement may be terminated by either party immediately upon written notice if the other party (a) becomes the subject of any proceeding relating to insolvency, receivership or liquidation; (b) files a petition in bankruptcy; or has filed against it a petition in bankruptcy which is not discharged within thirty (30) days thereof; (c) makes an assignment for the benefit of its creditors; (d) or admits in writing its inability to pay debts as they become due. The payment obligations set forth in this Amendment and the Magazine Agreement (to the extent not modified by this Amendment), which have been earned or accrued as of date of termination shall nonetheless remain payable.

A new Section 16.7B is hereby added to the Magazine Agreement as follows:

Hearst hereby consents to the assumption by iVillage of the Amended and Restated Magazine Content License and Hosting Agreement, as that Agreement is amended by Amendment Number Two to Amended and Restated Magazine Content License and Hosting Agreement.

9. Exhibit A. Exhibit A of the Magazine Agreement is hereby amended to include the following:

From time to time upon reasonable request by Hearst, iVillage will provide information detailing the performance of the Hosting Services provided hereunder. iVillage agrees to provide user tracking reports with respect to the Magazine Sites in such format as provided to other third parties by iVillage and including such information as Hearst may from time to time reasonably request. iVillage will receive credit for all traffic, specifically including page views, related to the Magazine Sites and Hearst will use commercially reasonable efforts to cooperate with iVillage to provide any third party traffic reporting and monitoring company (i.e., Media Metrics, Nielsen, Net Rating, PC Data) with such documentation as may be required to ensure the credit of traffic to iVillage.

10. Exhibit B. Exhibit B of the Magazine Agreement is hereby amended to include the following:

iVillage will, to the extent not already in place, undertake to install a content management system (being a system that brings structure to web development by enabling content creators to create and publish content to the web from their computer workstations, using both database and file format content and allowing content creators to schedule, automate or distribute content across multiple platforms, and allowing non-technical personnel to contribute content to the web through templates) in a form mutually reasonably acceptable to Hearst and iVillage, for use in connection with the Magazine Sites. iVillage commits that all tools, processes and systems used in connection with the Magazine Sites shall at all times be substantially consistent with or superior to those provided to the Magazine Sites prior to the effective date of this Amendment.

Exhibit B is also amended to include the following:

---------------------------- -------------------------- -------------------------- ---------------------------
                                  DESTINATION                SPECIAL INTEREST           REVENUE FOCUSED
                                      SITE                        SITE                        SITE
---------------------------- -------------------------- -------------------------- ---------------------------
Monthly Content              $5,000                     $3,000                     $0
Acquisition Budget
---------------------------- -------------------------- -------------------------- ---------------------------
PRODUCT PLAN
---------------------------- -------------------------- -------------------------- ---------------------------
Homepage Update              2x/week                    1x/week                    1x/month (using archive
                                                                                   of existing content)
---------------------------- -------------------------- -------------------------- ---------------------------
Newsletter                   4x/month                   2-4x/month                        -
---------------------------- -------------------------- -------------------------- ---------------------------
CONTENT:
---------------------------- -------------------------- -------------------------- ---------------------------
Daily                        o    Tip                   o    Tip               o   Tip
                                                                                   (these would be rotated
                                                                                   from an archive)
---------------------------- -------------------------- -------------------------- ---------------------------
Weekly                       o    Update of half
                                  the subchannel TOCs

                             o    Expert columns
                                  updated (3-5)         o    Expert columns
                                                             updated (1-2)
                             o    Polls (max of 2)
                                                        o    Poll (1)

---------------------------- -------------------------- -------------------------- ---------------------------
                                  DESTINATION                SPECIAL INTEREST           REVENUE FOCUSED
                                      SITE                        SITE                        SITE
---------------------------- -------------------------- -------------------------- ---------------------------
Monthly                      o    Update of half        o    Update of the
                                  the subchannel TOCs        subchannel TOCs

                             o    Horoscopes            o    Horoscopes
                                  (if applicable)            (if applicable)

                             o    On Sale Now page                                 o    On Sale Now page

                             o    10-20 features,       o    On Sale Now page      o    1 feature,
                                  not to exceed 80      o    6-10 features,             repurposed from the
                                  pp. *                      not to exceed 40           magazine's current
                                                             pp. *                      issue

                             o    Ad     Hoc/last-minute
                                  requests (surveys,
                                  features) : 1 per
                                  month maximum
                             o    Ad Hoc/ email
                                  requests: 4/month     o    Ad Hoc/email
                                                             requests: 2/month
---------------------------- -------------------------- -------------------------- ---------------------------
As Needed                                                                          o    Update of the
                                                                                        subchannel TOCs (for
                                                                                        seasonality, etc.)
---------------------------- -------------------------- -------------------------- ---------------------------
Permanently Highlighted on                                                         o    Signature
Homepage                                                                                interactive tool(s)
---------------------------- -------------------------- -------------------------- ---------------------------



* a flash piece equals approximately 5 regular flat features



11. Term Section 13.1 of the Magazine Agreement is hereby deleted and replaced with the following:

This Agreement shall be effective from and after the effective date of this Amendment for a period of three years, namely to _____________, 2004 (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for three consecutive terms of six (6) years each (each, a "Renewal Term"); provided that prior to the commencement of each Renewal Term the parties shall reach agreement as to any modifications to be made to the royalties, production and hosting fees or commissions to be paid hereunder. In the event the parties do not reach such agreement, the applicable Renewal Term shall, nevertheless, commence on a month-to-month basis under the then-existing terms of the Agreement until such time as the parties agree to any new terms or either party provides the other with no less than ninety (90) days notice of termination of this Agreement.

12. Payment: Section 7.4 of the Magazine Agreement is hereby deleted and replaced with the following:

All payments due to iVillage from Hearst pursuant to Sections 4 and 7 shall be paid on a monthly basis, within thirty (30) days after the last day of each calendar month.

13. Successors and Assigns; Change in Control: Section 16.7 of the Magazine Agreement is hereby amended to add at the end of the section the following:

The reference in this Section 16.7 to Women.com, LLC shall be modified to "either party" and the reference to Hearst shall be modified to "the other party". Subparagraphs (iv) and (v) of that Section 16.7 are deleted.

14. Exhibit C is hereby amended to include the following in section I:

iVillage Inc Marks.
to be provided over the term of the Magazine Agreement.

15. Ratification. Except as expressly set forth herein, the Magazine Agreement is hereby ratified and remains in full force and effect.

         In Witness Whereof, each of the parties have executed this Amendment as of the date first written above.


iVillage Inc.,
as successor-in-interest to Women.com Networks, Inc.


By:________________________


Title:______________________


Hearst Communications, Inc.

By:________________________


Title:______________________

The original document contains a copy of the page which appeared on u.r.l. http://www.women.com on February 8, 2001 and a copy of the page which appeared on http://goodhousekeeping.women.com/gh/ on February 8, 2001.

                                    EXHIBIT C

                              STOCKHOLDER AGREEMENT

         This STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of __________,2001 by and between iVillage Inc., a Delaware corporation (the "Company"), and Hearst Communications, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement, dated as of February 5, 2001 (the "Securities Purchase Agreement"), which, among other things, provides for the sale by the Company and the purchase by Investor of up to 9,324,000 shares of the Company's Common Stock (the "Purchase Shares") and a warrant to purchase up to an additional 2,100,000 shares of the Company's Common Stock (the "Warrant" and, upon exercise, the "Warrant Shares" and, each together with the Purchase Shares, the "Investment Shares"); and

         WHEREAS, the Investor Group (as hereinafter defined) acquired [_____] shares of Common Stock of the Company in exchange for certain shares of Women.com Networks, Inc. common stock pursuant to an Agreement and Plan of Merger, dated as of February 5, 2001 (the "Merger Shares"); and

         WHEREAS, the Investment Shares and the Merger Shares constitute all of the Voting Securities (as defined hereafter) owned by the Investor Group as of the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

                  (a) "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned sufficient securities to require such a filing under the Exchange Act.

                  (b) "Actual Voting Power" means, as of the date of determination, the total number of votes attaching to the outstanding securities entitled to vote for the election of directors of the Company.

                  (c) "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall also include any person acting on behalf of any person or its affiliate.

                  (d) "Consenting Vote" means (i) the unanimous written consent of the Company's Board of Directors (the "Board") or (ii) the approval of the Board at any properly noticed Board meeting at which a quorum is present which approval shall include all of the non-Investor Group Designees present at the meeting.

                  (e) "Independent Director" means any person, as of the date of his or her appointment or election to the Board, that is not and has not been during the three years preceding the date of such appointment or election (i) an Investor Group Designee, or (ii) an employee of the Company or any of its subsidiaries.

                  (f) "Investor Group" means Purchaser and its Affiliates.

                  (g) "Investor Group Designee" means any person representing, employed by, designated as nominee by or otherwise affiliated with any member of the Investor Group.

                  (h) "Investor Group Percentage" means, as of the date of determination, the percentage resulting from dividing the Investor Group Voting Power by the Actual Voting Power.

                  (i) "Investor Group Voting Power" means, as of the date of determination, the total number of votes attaching to the outstanding securities entitled to vote for the election of directors of the Company owned by the Investor Group.

                  (j) "Maximum Interest" means, as of the date of determination, the total number of Voting Securities resulting from the product of the Threshold Percentage and the total outstanding Voting Securities.

                  (k) "Minimum Interest" means ten percent (10%) of the outstanding Voting Securities.

                  (l) "Non-Investor Group Designees" means all directors on the Company's Board of Directors as of the time of the determination, other than Investor Group Designees.

                  (m) "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

                  (n) "Restricted Block" means, at the time of determination, the number of Voting Securities held by the Investor Group in excess of the Unrestricted Block.

                  (o) "Threshold Percentage" means (i) thirty-five percent (35%) if none of Hope's stockholders (other than Investor Group) participate in the Rights Offering (as defined in the Securities Purchase Agreement), or (ii) if any of Hope's stockholders (other than Investor Group) participate in the Rights Offering, thirty-five percent (35%) reduced by the percentage resulting from dividing the number of Voting Securities acquired by such stockholders pursuant to the Rights Offering by the total Voting Securities outstanding on the Closing Date.

                  (p) "Transfer" means (i) to sell, exchange, pledge or otherwise transfer any interest in, and (ii) a sale, exchange, pledge or other transfer of any interest in, Voting Securities.

                  (q) "Unrestricted Block" means, at the time of determination, the number of Voting Securities held by the Investor Group which represents twenty-five percent (25%) or less of the total outstanding Voting Securities of the Company.

                  (r) "Voting Security" means, as of the date of determination, the Common Stock of the Company, any other security generally entitled to vote for the election of directors and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

         1.2 Other Defined Terms. In addition to the terms defined in Section 1.1, certain other defined terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                   ARTICLE II
                              PURCHASE RESTRICTIONS

         2.1      Standstill Obligations.

                  (a) Limitation. At any time following the date of this Agreement, without a prior Consenting Vote, no member of the Investor Group shall, directly or indirectly, (i) acquire any Voting Securities (except by way of (A) stock splits, stock dividends or other distributions or offerings made available to holders of Voting Securities generally), or (B) stock options, warrants or other rights to purchase Voting Securities approved by Consenting Vote, or (ii) (other than in connection with an actual sale of such securities) exercise any stock options, warrants or other rights to purchase Voting Securities if the effect of such acquisition or exercise would be to increase the Investor Group Percentage to more than the Threshold Percentage.

                  (b) Recapitalizations, Etc. Notwithstanding Section 2.1(a), no member of the Investor Group shall be obligated to dispose of any Voting Securities if the Investor Group Percentage exceeds the Threshold Percentage as a result of (i) a recapitalization of the Company approved by Consenting Vote,
(ii) a repurchase of Voting Securities approved by Consenting Vote or (iii) any other action taken by the Company or its Affiliates other than the Investor Group provided such action is approved by Consenting Vote.

                  (c) Participation. Without a prior Consenting Vote, the Investor Group will not (i) solicit proxies in respect of any Voting Securities,
(ii) become a "participant" or "participant in a solicitation", as those terms are defined in Rule 14a-11 under the Exchange Act, in opposition to a solicitation by the Company, (iii) form or join any group (other than a group composed solely of the Investor Group) for the purpose of voting, purchasing or disposing of Voting Securities, (iv) initiate, propose or otherwise solicit stockholders for any matter at any time, or induce or attempt to induce any other person (including the Company) to initiate any stockholder proposal or tender offer for shares of the Company, or for the purpose of convening a stockholders' meeting of the Company, (v) take any action by written consent in lieu of a meeting, or (vi) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect, except as contemplated by this Agreement; provided, however, that the Investor Group shall not be deemed to be a "participant" or to have become engaged in a solicitation hereunder solely by reason of (I) the membership of an Investor Group Designee on the Board of Directors, (II) the voting of the Investor Group's Voting Securities in any election of such representative of the Investor Group to the Board of Directors, or (III) the solicitation of proxies by the Company approved by Consenting Vote in connection with any annual meeting of the stockholders of the Company.

         2.2      Purchaser Reporting Obligations.

                  (a)      [Intentionally omitted].

         2.3 Company Repurchase Rights; Disposition Obligation. In the event that any acquisition of Voting Securities by the Investor Group should cause the Investor Group Percentage to exceed the Threshold Percentage:

                           (a)      The Company or its designee shall have the
right, but shall not be required, to purchase from the Investor Group, and the Investor Group shall have the obligation to sell, such number of Voting Securities owned by the Investor Group as is necessary to reduce the Investor Group Percentage to the Threshold Percentage. The exercise of such right by the Company shall require a Consenting Vote. Any Voting Securities purchased by the Company pursuant to this Section shall be purchased for cash at a price per share equal to the lowest of:

                                    (i)     the average cost per share to the
Investor Group of the Voting Securities being purchased (it being conclusively presumed that the Voting Securities last acquired which exceeded the Threshold Percentage are the Voting Securities being purchased);

                                    (ii)    the average of the closing price
for the Company's Common Stock on a national stock exchange or automated quotation system for the ten (10) consecutive trading days preceding the date on which the Company or its designee gives written notice to Purchaser of its intent to exercise its option under this Section; or

                                    (iii)   the closing price for the Company's
Common Stock on a national stock exchange or automated quotation system on the last trading day preceding the date on which the Company or its designee gives written notice to Purchaser of its intent to exercise its option under this Section. This right is exercisable by the Company's delivery of written notice to Purchaser, within thirty (30) days after the Company first learns of such violation, specifying the number of Voting Securities to be purchased, the date on which said purchase shall occur (which date shall be not more than thirty
(30) days after the date on which such notice was delivered to Purchaser) and the place designated for such transaction to take place.

                           (b)      The Company shall have the right, but shall
not be required, to require the Investor Group, and the Investor Group shall have the obligation to sell or transfer as soon as practicable and in compliance with all applicable securities laws, such number of Voting Securities owned by the Investor Group as is necessary to reduce the Investor Group Percentage to the Threshold Percentage so as to not be in violation of Section 2.1(a). This right is exercisable by the Company's delivery of written notice to Purchaser, within thirty (30) days after the Company first learns of such violation. In the event the Company exercises such right, the sale or transfer of such number of Voting Securities owned by the Investor Group necessary to reduce the Investor

Group Percentage to the Threshold Percentage shall be effected only in ordinary brokerage transactions, or in private block trades approved by Consenting Vote, provided, however, that (i) the selling member of the Investor Group shall inform the Company of such sale or transfer of Voting Securities, prior to effecting it, and (ii) Purchaser will use its reasonable efforts to effect or to cause the sale or transfer in a manner which will effect the broadest possible distribution with no sales or transfers to any one person or group within the meaning of the Exchange Act in excess of one percent (1%) of the then-outstanding Voting Securities. The exercise of such right by the Company shall require a Consenting Vote.

         The rights contained in this Section 2.3 shall not be deemed to be the exclusive remedies for acquisition of Voting Securities resulting in the Investor Group Percentage exceeding the Threshold Percentage in violation of
Section 2.1(a), nor shall such right be deemed to prejudice, or to operate as a waiver of, any remedy contained in Section 6.1, or any other remedy to which the Company may be entitled at law or in equity.

                                   ARTICLE III
                               VOTING OBLIGATIONS

         3.1 Voting Obligations. For so long as the Investor Group holds a Minimum Interest:

                  (a) Quorum Obligation. Purchaser agrees, as a stockholder, and shall cause each member of the Investor Group to so agree, to be present in person or to be represented by proxy at all stockholder meetings of the Company so that all Restricted Block Voting Securities owned by the Investor Group may be counted for the purpose of determining the presence of a quorum at such meetings with respect to those matters as to which Purchaser agrees to vote its shares in Section 3.1(b).

                  (b) Voting of Shares. Purchaser, as a stockholder, may vote the Unrestricted Block in its sole discretion. Purchaser agrees, as a stockholder, and shall cause each member of the Investor Group to so agree, to vote or cause to be voted the Restricted Block in the manner recommended to stockholders by Consenting Vote on any vote submitted to the stockholders for vote or action by written consent including, without limitation, any stockholder rights plan approved by Consenting Vote.

         3.2 Board Representation. In consideration of the Purchaser's agreement to acquire the Purchase Shares (as defined in the Securities Purchase Agreement), the Company agrees as follows:

                  (a) Appointment and Nomination. Upon the Closing (as defined in the Securities Purchase Agreement), the Company's Board of Directors will be fixed at ten (10) persons and the Company will cause the following appointments to be made:

                           (i)      Three (3) Investor Group Designees shall be
appointed to the Company's Board of Directors, with each such Investor Group Designee appointed to a separate class of directors.

                           (ii)     One (1) Investor Group Designee appointed
to the Board pursuant to Section 3.2(a)(i) shall be appointed to the Company's nominating committee.

                           (iii)    One (1) Investor Group Designee appointed
to the Board pursuant to Section 3.2(a)(i) shall be appointed to the Company's compensation committee.

                           (iv)     Five (5) Independent Directors shall be
appointed to the Board.

Thereafter, during the term of this Agreement and for so long as the Investor Group holds at least a Minimum Interest and subject to Section 3.2(b), (i) the Company's nominating committee shall recommend to the Company's Board of Directors that the Investor Group Designees be included in the slate of nominees recommended by the Board to the stockholders for election as directors at each annual meeting of stockholders for which an election is held for such class of directors, (ii) the total size of the Company's Board of Directors shall be fixed at ten (10) persons, (iii) one (i) Investor Group Designee appointed to the Board pursuant to Section 3.2(a) or 3.2(b) shall be appointed to each of the Company's nominating committee (which committee shall be set at three (3) members consisting of the Company's Chief Executive Officer, an Investor Group Designee, and an Independent Director appointed by the Company's Chief Executive Officer) and compensation committee and (iv) in connection with each annual meeting, the Company's nominating committee shall recommend to the Company's Board of Directors a slate of nominees which, if elected at such annual meeting, would conform with the requirements of the composition of the Board to be in effect upon the Closing, and the Board shall recommend such slate to the stockholders. In the event that any of such Investor Group Designees shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled according to the procedures described in the previous sentence.

                  (b) Board Nominees. During the Term of this Agreement and for so long as the Investor Group holds a Minimum Interest, the Investor Group may recommend to the Company's nominating committee and the Company's nominating committee shall recommend to the Company's Board of Directors, the number of Investor Group Designees determined in the manner described below. Such Investor Group Designees shall be included in the slate of nominees recommended by the Board to the stockholders for election as directors at each annual meeting of stockholders for which an election is held for such class of directors.

                           (i)  For so long as the Investor Group owns at least
eighty percent (80%) of the Maximum Interest, the Investor Group may recommend three (3) Investor Group Designees, each to be recommended and nominated upon the expiration of the term of each Investor Group Designee appointed pursuant to
Section 3.2(a)(i) or elected subsequent to nomination under this Section 3.2(b). If, at any time during the Term of this Agreement, the Investor Group shall hold at least sixty-six percent (66%) but less than eighty percent (80%) of the Maximum Interest, immediately upon such occurrence the Investor Group shall cause all the Investor Group Designees serving on the Board of Directors in excess of the number of Investor Group Designees described in Section 3.2(b)(ii) to resign from the Board of Directors, effective as of the date of such occurrence. In the event that more than one Investor Group Designee shall be required to resign pursuant to this Section, the order of resignation shall proceed beginning with the most recently elected or appointed Investor Group Designee and proceeding to the next most recently elected or appointed Investor Group Designee;

                           (ii)  For so long as the Investor Group owns at
least sixty-six percent (66%) but less than eighty percent (80%) of the Maximum Interest, the Investor Group may name two (2) Investor Group Designees, each to be recommended and nominated upon the expiration of the term of each Investor Group Designee appointed pursuant to Section 3.2(a)(i) or elected subsequent to nomination under this Section 3.2(b). If, at any time during the Term of this Agreement, the Investor Group shall hold at least a Minimum Interest but less than sixty-six percent (66%) of the Maximum Interest, immediately upon such occurrence the Investor Group shall cause all the Investor Group Designees serving on the Board of Directors in excess of the number of Investor Group Designees described in Section 3.2(b)(iii) to resign from the Board of Directors, effective as of the date of such occurrence. In the event that more than one Investor Group Designee shall be required to resign pursuant to this Section, the order of resignation shall proceed beginning with the most recently elected or appointed Investor Group Designee and proceeding to the next most recently elected or appointed Investor Group Designee;

                           (iii)  If the Investor Group owns less than sixty-six
percent (66%) of the Maximum Interest, the Investor Group may name one (1) Investor Group Designee.

                  (c) Termination of Representation. If, at any time during the Term of this Agreement, the Investor Group shall hold less than a Minimum Interest, immediately upon such occurrence the Investor Group shall cause all Investor Group Designees serving on the Board of Directors to resign from the Board of Directors, effective as of the date of such occurrence.

                  (d) Revival. If, at any time during the Term of this Agreement, the number of Voting Securities held by the Investor Group shall increase in excess of any of the percentages indicated in Section 3.2(b)(i)-(iii) (but in no event in excess of the Threshold Percentage), the Investor Group may name such additional Investor Group Designees as may be provided by Sections 3.2(b)(i)-(iii). Each additional Investor Group Designees shall be included in the slate of nominees recommended by the Board to the stockholders for election as directors at the next annual meeting of stockholders.

                                   ARTICLE IV
                              TRANSFER RESTRICTIONS

         4.1 Restrictions on Transfer. For so long as the Investor Group shall own at least the Minimum Interest, Purchaser shall not Transfer any Voting Securities, except certain permitted transactions made in accordance with Sections 4.2 and 4.3 or Transfers made to members of the Investor Group, provided, that any proposed transferee that is a member of the Investor Group must, as a condition to such Transfer, agree to be bound by the restrictions of this Article 4, and, provided further, that if Purchaser ceases to own, directly or indirectly, securities representing at least 80% of the aggregate voting power of all voting securities issued by any such member of the Investor Group or if Purchaser ceases to control, directly or indirectly, the management or policies of any such member of the Investor Group (whether through ownership of securities, partnership or membership interests, by contract or otherwise), then in either such case, any Transfers to such member of the Investor Group will automatically and without further action be rescinded and nullified and the member of the Investor Group will be stripped of any ownership or voting rights relating to any Voting Securities and will be irrevocably obligated promptly to Transfer any and all Voting Securities held by it to Purchaser unless such transfer would be permitted pursuant to Section 4.3.

         4.2 Consent Required for Certain Transfers. Except in the case of Transfers to Investor Group members as permitted by Section 4.1 or in the case of Transfers permitted by Section 4.3, Purchaser must obtain a Consenting Vote to any proposed Transfer of any Voting Securities by Purchaser or any Investor Group member. The Company may refuse to grant or may withhold its consent to any such proposed Transfer of Voting Securities in its sole and absolute discretion, and also in its sole and absolute discretion may condition its consent to any such proposed Transfer of Voting Securities on agreements of either or both the Purchaser and the proposed transferee, including (by way of example and not limitation), an agreement of the proposed transferee to be bound by any or all of the restrictions set forth in this Agreement or of the Purchaser to be jointly and severally liable with the proposed transferee for any breach or violation of this Agreement by such proposed transferee.

         4.3 Permitted Transactions. The provisions of Sections 4.1 and 4.2 of this Agreement shall not pertain or apply to:

                           (a) Any pledge of any Voting Securities made by a
member of the Investor Group pursuant to a bona fide loan transaction which creates a mere security interest;

                           (b) Any repurchase of any Voting Securities by the
Company;

                           (c) Any bona fide gift of any Voting Securities by a
member of the Investor Group;

                           (d) Any sale or transfer by the Investor Group of
Voting Securities to a transferee which transfer shall not cause the transferee to hold a Minimum Interest or more after giving effect to such transfer;

                           (e) Any sale or transfer of any Voting Securities
pursuant to a tender offer or exchange approved by Consenting Vote; and

                           (f) Any sale or transfer of any Voting Securities in
connection with a merger or consolidation in which the Company is acquired, or the sale of all or substantially all of the Company's assets which, in either case, is approved by Consenting Vote;

provided, however, in each case (other than Sections 4.3(d), 4.3(e) and 4.3(f)), that (i) the transferring member of the Investor Group shall inform the Company of such pledge, transfer or gift of Shares, at least five (5) days prior to effecting it, and (ii) the pledgee, transferee or donee shall furnish the Company and the Investor Group with a written agreement to be bound by and comply with all applicable provisions of this Agreement.


                                    ARTICLE V
                              TERM AND TERMINATION

         5.1 Term. Unless earlier terminated as hereinafter provided, this Agreement shall terminate on the earlier of (i) the fifth anniversary date of this Agreement and (ii) the date of any merger or consolidation pursuant to which the Company is not the surviving corporation.

         5.2 Termination. This Agreement may only be terminated before the expiration of its term by mutual written consent of the Company and the Purchaser. In the event of termination of this Agreement, the Investor Group shall cause all the Investor Group Designees serving on the

Board of Directors to resign from the Board of Directors, effective as of the date of such termination. The resulting vacancies on the Board of Directors shall be filled in accordance with the procedures set forth in the Company's Bylaws.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Equitable Relief. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled in law or in equity.

         6.2 Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

         6.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 6.3 shall be binding upon the parties and their respective successors and assigns.

         6.4 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other.

         6.5 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of the County of New York, New York.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.8:

         If to the Company:
                                    iVillage Inc.
                                    500 - 512 Seventh Avenue
                                    New York, NY  10018
                                    Attention:  Steve Elkes
                                    Executive Vice President-
                                    Operations and Business Affairs

         with a copy to:            iVillage Inc.
                                    500 - 512 Seventh Avenue
                                    New York, NY 10018
                                    Attention:  Michael Gilbert
                                    General Counsel

         with a copy to:
                                    Orrick, Herrington & Sutcliffe LLP
                                    Old Federal Reserve Bank Building
                                    400 Sansome Street
                                    San Francisco, CA 94111
                                    Attention: Richard Vernon Smith, Esq.

         If to Purchaser:
                                    Hearst Communications, Inc.
                                    959 Eighth Avenue
                                    New York, New York 10019
                                    Attention:  Jonathan Thackeray, Esq.
                                    General Counsel

         with a copy to:            Clifford Chance Rogers & Wells, LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention:  Steven A. Hobbs, Esq.

         6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         6.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         6.11 Entire Agreement. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

         6.12 Survival. The provisions of Section 5.2 and Article VI shall survive the termination of this Agreement forever. This Agreement shall apply, without further act or formality, with any necessary changes to any new class, series or numbers of securities to which any Voting Securities owned by the Investor Group may be changed by virtue of any reorganization or recapitalization of the Company or after a consolidation, subdivision or other change in the capital stock of the Company, in each case, approved by Consenting Vote.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.



                                            iVILLAGE INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------



                                            HEARST COMMUNICATIONS, INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------